Trane Technologies Reports Strong Second-Quarter 2021 Results

Highlights (second-quarter 2021 versus second-quarter 2020, unless otherwise noted):

●	Reported bookings of $4.4 billion, up 34 percent; organic bookings* up 30 percent

●	Reported revenues of $3.8 billion, up 22 percent; organic revenues* up 18 percent

●	GAAP operating margin up 350 bps; adjusted operating margin* up 210 bps

●	GAAP continuing EPS of $1.91; adjusted continuing EPS* of $1.92, up 51 percent

*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

Swords, Ireland, August 4, 2021 - Trane Technologies plc (NYSE:TT), a global climate innovator, today reported diluted earnings per share (EPS) from continuing operations of $1.91 for the second quarter of 2021. Adjusted continuing EPS was $1.92, up 51 percent, which excludes $5.3 million related to planned restructuring and transformation costs.

Second-Quarter 2021 Results

Financial Comparisons - Second-Quarter Continuing Operations

$, millions except EPS	Q2 2021	Q2 2020	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$4,384	$3,269	34%	30%
Net Revenues	$3,830	$3,139	22%	18%
GAAP Operating Income	$651	$424	54%
GAAP Operating Margin	17.0%	13.5%	350 bps
Adjusted Operating Income*	$656	$471	39%
Adjusted Operating Margin*	17.1%	15.0%	210 bps
Adjusted EBITDA*	$731	$544	34%
Adjusted EBITDA Margin*	19.1%	17.3%	180 bps
GAAP Continuing EPS	$1.91	$1.14	68%
Adjusted Continuing EPS	$1.92	$1.27	51%
Restructuring and Transformation Costs	($5.3)	($47.1)	$41.8

“After an exceptional first quarter, we aggressively raised our guidance with an unequivocal goal of delivering top-quartile EPS growth again in 2021,” said Dave Regnery, CEO of Trane Technologies. “At the mid-point of the year, we are seeing the broad based market strength we expected, and we remain well positioned to achieve this goal. We delivered robust bookings and revenue growth and record backlog in the second quarter, improving our overall visibility for 2021 and into 2022.

“Thanks to the dedication of our team around the world, we also achieved our strong organic leverage target of 30%, significant margin expansion, 51% adjusted EPS growth and healthy free cash flow. Demand trends remain favorable across the majority of our end markets and, with continued strong execution, we are managing significant headwinds from material inflation and supply chain constraints to meet the needs of our customers and to position us well for the future. With our purpose-driven
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sustainability strategy and significant opportunities across the business, we are confident in our ability to deliver ongoing strong and differentiated returns for our shareholders.”

Highlights from the Second Quarter of 2021 (all comparisons against the second quarter of 2020 unless otherwise noted)

•Strong execution drove revenue, operating income and continuing EPS growth in largely improving end markets.
•Enterprise reported bookings and revenues were up 34 percent and 22 percent, respectively. Organic bookings and revenues were up 30 percent and 18 percent, respectively, driven by growth in all segments.
•Enterprise reported revenue growth included approximately 2 percentage points of growth from acquisitions and approximately 2 percentage points of foreign exchange impact.
•GAAP operating margin was up 350 basis points, adjusted operating margin was up 210 basis points, and adjusted EBITDA margin was up 180 basis points, driven by strong performance in Americas and EMEA segments.

Second-Quarter Business Review (all comparisons against the second quarter of 2020 unless otherwise noted)

Americas Segment: innovates for customers in the North America and Latin America regions. The Americas segment encompasses commercial heating and cooling systems, building controls, and energy services and solutions; residential heating and cooling; and transport refrigeration systems and solutions.

$, millions	Q2 2021	Q2 2020	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,359.0	$2,558.5	31%	29%
Net Revenues	$2,971.6	$2,456.4	21%	19%
GAAP Operating Income	$560.1	$413.3	36%
GAAP Operating Margin	18.8%	16.8%	200 bps
Adjusted Operating Income	$561.8	$419.1	34%
Adjusted Operating Margin	18.9%	17.1%	180 bps
Adjusted EBITDA	$621.0	$470.5	32%
Adjusted EBITDA Margin	20.9%	19.2%	170 bps

•Americas delivered strong revenue growth and margin expansion as markets continued to improve.
•Americas reported bookings and revenues were up 31 percent and 21 percent, respectively. Organic bookings and revenues were up 29 percent and 19 percent, respectively. Americas had record backlog entering the second half of 2021.
•Americas reported revenue growth included approximately 2 percentage points of growth from acquisitions.
•GAAP operating margin increased 200 basis points, adjusted operating margin increased 180 basis points and adjusted EBITDA margin increased 170 basis points. Price, volume and productivity more than offset material and other inflation.

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Europe, Middle East and Africa (EMEA) Segment: innovates for customers in the Europe, Middle East and Africa region. The EMEA segment encompasses heating and cooling systems, services and solutions for commercial buildings, and transport refrigeration systems and solutions.

$, millions	Q2 2021	Q2 2020	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$629.8	$376.7	67%	53%
Net Revenues	$523.2	$373.2	40%	28%
GAAP Operating Income	$99.1	$42.4	134%
GAAP Operating Margin	18.9%	11.4%	750 bps
Adjusted Operating Income	$99.5	$48.3	106%
Adjusted Operating Margin	19.0%	12.9%	610 bps
Adjusted EBITDA	$107.3	$59.3	81%
Adjusted EBITDA Margin	20.5%	15.9%	460 bps

•EMEA delivered strong revenue growth and margin expansion as markets continued to improve.
•EMEA reported bookings and revenues were up 67 percent and 40 percent, respectively. Organic bookings and revenues were up 53 percent and 28 percent, respectively. EMEA had record backlog entering the second half of 2021.
•EMEA reported revenue growth included approximately 10 percentage points of foreign exchange impact and approximately 2 percentage points of growth from acquisitions.
•GAAP operating margin increased 750 basis points, adjusted operating margin increased 610 basis points and adjusted EBITDA margin increased 460 basis points. Price, volume and productivity more than offset material and other inflation.

Asia Pacific Segment: innovates for customers throughout the Asia Pacific region. The Asia Pacific segment encompasses heating and cooling systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

$, millions	Q2 2021	Q2 2020	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$394.9	$333.4	18%	12%
Net Revenues	$334.9	$309.2	8%	2%
GAAP Operating Income	$57.8	$52.9	9%
GAAP Operating Margin	17.3%	17.1%	20 bps
Adjusted Operating Income	$57.5	$54.3	6%
Adjusted Operating Margin	17.2%	17.6%	(40 bps)
Adjusted EBITDA	$63.0	$60.1	5%
Adjusted EBITDA Margin	18.8%	19.4%	(60 bps)

•Asia Pacific delivered revenue growth despite ongoing COVID-19 pandemic-related impacts.
•Asia Pacific reported bookings and revenues were up 18 percent and 8 percent, respectively. Organic bookings and revenues were up 12 percent and 2 percent, respectively. Asia Pacific had record backlog entering the second half of 2021.
•Asia Pacific reported revenue growth included approximately 6 percentage points of growth primarily from foreign exchange impacts.
•GAAP operating margin improved 20 basis points, adjusted operating margin declined 40 basis points and adjusted EBITDA margin declined 60 basis points. EBITDA margins are up 270 basis points over the last two years, or 135 basis points on average per year.

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Balance Sheet and Cash Flow

$, millions	Q2 2021	Q2 2020	Y-O-Y Change
Cash From Continuing Operating Activities Y-T-D	$752	$179	$573
Free Cash Flow Y-T-D*	$696	$183	$513
Working Capital/Revenue*	1.5%	6.2%	470 bps decrease
Cash Balance 30 June	$2,912	$2,367	$545
Debt Balance 30 June	$4,965	$5,268	($303)
•Year-to-date, the Company generated cash flow from operating activities of $752 million and free cash flow of $696 million.
•The Company continues to expect 2021 free cash flow to be equal to or greater than 100 percent of adjusted net earnings.*

Capital Deployment
•The Company continues to reinvest in innovation and technology projects and capital expenditures to support its core sustainability strategy.
•The Company paid $282 million in dividends year-to-date, including $141 million during the second quarter. The Company expects to pay a competitive and growing dividend, currently at $2.36 per share annualized, reflecting an approximately 11 percent increase over 2020.
•The Company deployed capital of $85 million for acquisitions and investments, $300 million for debt retirement and executed approximately $600 million in share repurchases through August 4, 2021.
•The Company expects to deploy approximately $2.5 billion as part of its balanced capital allocation strategy in 2021, inclusive of approximately $564 million in dividends, $1.5 billion between strategic value-accretive mergers and acquisitions and share repurchases and $425 million in debt retirement.
•The Company expects to continue to deploy 100 percent of excess cash to shareholders over time.

Full-Year Updated 2021 Guidance
•Reported revenues up approximately 13.5 percent; organic revenues up approximately 11 percent versus 2020.
•GAAP continuing EPS of $5.80, including EPS of $(0.25) for transformation and other restructuring costs; adjusted continuing EPS of $6.05, up 36 percent versus 2020.
•Additional information regarding the company's 2021 guidance is included in the company's earnings presentation found at www.tranetechnologies.com in the Investor Relations section.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to our future performance during the COVID-19 global pandemic, capital deployment including the amount and timing of our dividends, our share repurchase program including the amount of shares to be repurchased and the timing of such repurchases and our capital allocation strategy including acquisitions (if any); our projected free cash flow and usage of such cash; our available liquidity; performance of the markets in which we operate; restructuring activity; our projected financial performance and targets including assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, the impact of the global COVID-19 pandemic on our business, our suppliers and our customers, global economic conditions taking into account the global COVID-19 pandemic, disruption and volatility in the financial markets due to the COVID-19 pandemic, the outcome of any litigation, the outcome of Chapter 11 proceedings for our deconsolidated subsidiaries Aldrich Pump LLC and Murray Boiler LLC, demand for our products and services, and tax audits and tax law changes and interpretations. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2020, as well as our subsequent reports on Form 10-Q and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes non-GAAP financial information, which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP are attached to this news release.
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All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, adjusted EBITDA and per share amounts are attributed to Trane Technologies' ordinary shareholders.

Trane Technologies (NYSE:TT) is a global climate innovator. Through our strategic brands Trane® and Thermo King®, and our portfolio of environmentally responsible products and services, we bring efficient and sustainable climate solutions to buildings, homes and transportation. For more information, visit tranetechnologies.com.
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8/4/21

(See Accompanying Tables)

•Table 1: Condensed Consolidated Income Statement
•Tables 2 - 5: Reconciliation of GAAP to Non-GAAP
•Table 6: Condensed Consolidated Balance Sheets
•Table 7: Condensed Consolidated Statement of Cash Flows
•Table 8: Balance Sheet Metrics and Free Cash Flow

Contacts:
Media:	Investors:
Jennifer Regina	Zac Nagle
630-390-8011, jennifer.regina@tranetechnologies.com	704-990-3913, InvestorRelations@tranetechnologies.com

*Q2 Non-GAAP measures definitions

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders in the current period adjusted for the impact of currency and acquisitions.

Adjusted operating income in 2021 and 2020 is defined as GAAP operating income plus restructuring costs and transformation costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2, 3 and 4 of the news release.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

Operating leverage is defined as the ratio of the change in adjusted operating income for the current period (e.g. Q2 2021) less the prior period (e.g. Q2 2020), divided by the change in net revenues for the current period less the prior period.

Adjusted earnings from continuing operations attributable to Trane Technologies plc (Adjusted net earnings) in 2021 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs and transformation costs, net of tax impacts. Adjusted net earnings in 2020 is defined as GAAP earnings from continuing operations attributable to Trane Technologies plc plus restructuring costs and transformation costs less the gain on deconsolidation of certain entities under Chapter 11, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.

Adjusted continuing EPS in 2021 is defined as GAAP continuing EPS plus restructuring costs and transformation costs, net of tax impacts. Adjusted continuing EPS in 2020 is defined as GAAP continuing EPS plus restructuring costs and transformation costs less the gain on deconsolidation of certain entities under Chapter 11, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 2 and 3 of the news release.
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Adjusted EBITDA in 2021 is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net. Adjusted EBITDA in 2020 is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net less the gain on deconsolidation of certain entities under Chapter 11. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 4 and 5 of the news release.

Adjusted EBITDA margin is defined as the ratio of adjusted EBITDA divided by net revenues.

Free cash flow in 2021 and 2020 is defined as net cash provided by (used in) continuing operating activities, less capital expenditures, plus cash payments for restructuring costs and transformation costs. Please refer to the free cash flow reconciliation on table 8 of the news release.

Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprise's current accounts.

•Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short-term debt, dividend payables and income tax payables.
•Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of June 30) by the annualized revenue for the period (e.g. reported revenues for the three months ended June 30 multiplied by 4 to annualize for a full year).

Adjusted effective tax rate for 2021 is defined as the ratio of income tax expense less the net tax effect of adjustments for restructuring costs and transformation costs divided by earnings from continuing operations before income taxes plus restructuring costs and transformation costs. Adjusted effective tax rate for 2020 is defined as the ratio of income tax expense less the net tax effect of adjustments for restructuring costs, transformation costs and the gain on deconsolidation of certain entities under Chapter 11 divided by earnings from continuing operations before income taxes plus restructuring costs and transformation costs less the gain on deconsolidation of certain entities under Chapter 11. This measure allows for a direct comparison of the effective tax rate between periods.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). The following schedules provide non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

Non-GAAP financial measures assist investors with analyzing our business results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. Presentation of these non-GAAP financial measures helps investors and management to assess the operating performance of the Company.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

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Table 1
TRANE TECHNOLOGIES PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the six months
	ended June 30,		ended June 30,
	2021	2020	2021	2020
Net revenues	$3,829.7	$3,138.8	$6,847.3	$5,780.1
Cost of goods sold	(2,559.0)	(2,160.5)	(4,623.4)	(4,059.3)
Selling and administrative expenses	(619.7)	(554.8)	(1,219.7)	(1,142.9)
Operating income	651.0	423.5	1,004.2	577.9
Interest expense	(59.3)	(61.3)	(120.0)	(124.4)
Other income/(expense), net	0.3	(0.4)	(6.9)	12.1
Earnings before income taxes	592.0	361.8	877.3	465.6
Provision for income taxes	(122.8)	(83.5)	(171.2)	(134.5)
Earnings from continuing operations	469.2	278.3	706.1	331.1
Discontinued operations, net of tax	(0.2)	(36.2)	0.7	(114.9)
Net earnings	469.0	242.1	706.8	216.2
Less: Net earnings from continuing operations attributable to noncontrolling interests	(4.3)	(2.9)	(6.9)	(5.7)
Less: Net earnings from discontinued operations attributable to noncontrolling interests	—	(0.4)	—	(0.9)
Net earnings attributable to Trane Technologies plc	$464.7	$238.8	$699.9	$209.6

Amounts attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$464.9	$275.4	$699.2	$325.4
Discontinued operations	(0.2)	(36.6)	0.7	(115.8)
Net earnings	$464.7	$238.8	$699.9	$209.6

Diluted earnings (loss) per share attributable to Trane Technologies plc ordinary shareholders:
Continuing operations	$1.91	$1.14	$2.87	$1.34
Discontinued operations	—	(0.15)	0.01	(0.47)
Net earnings	$1.91	$0.99	$2.88	$0.87

Weighted-average number of common shares outstanding:
Diluted	243.4	242.3	243.3	242.3

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended June 30, 2021				For the six months ended June 30, 2021
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,829.7	$—		$3,829.7	$6,847.3	$—		$6,847.3

	Operating income	651.0	5.3	(a,b)	656.3	1,004.2	20.0	(a,b)	1,024.2
	Operating margin	17.0%			17.1%	14.7%			15.0%

	Earnings from continuing operations before income taxes	592.0	5.3	(a,b)	597.3	877.3	20.0	(a,b)	897.3
	Provision for income taxes	(122.8)	(1.8)	(c)	(124.6)	(171.2)	(5.4)	(c)	(176.6)
	Tax rate	20.7%			20.9%	19.5%			19.7%
	Earnings from continuing operations attributable to Trane Technologies plc	$464.9	$3.5	(d)	$468.4	$699.2	$14.6	(d)	$713.8

	Diluted earnings per common share
	Continuing operations	$1.91	$0.01		$1.92	$2.87	$0.06		$2.93

	Weighted-average number of common shares outstanding:
	Diluted	243.4	—		243.4	243.3	—		243.3

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$1.5				$11.8
(b)	Transformation costs (SG&A)		3.8				8.2
(c)	Tax impact of adjustments (a,b)		(1.8)				(5.4)
(d)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$3.5				$14.6

	Pre-tax impact of adjustments on cost of goods sold		0.8				2.6
	Pre-tax impact of adjustments on selling & administrative expenses		4.5				17.4
	Pre-tax impact of adjustments on operating income		$5.3				$20.0

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended June 30, 2020				For the six months ended June 30, 2020
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	Net revenues	$3,138.8	$—		$3,138.8	$5,780.1	$—		$5,780.1

	Operating income	423.5	47.1	(a,b)	470.6	577.9	83.6	(a,b)	661.5
	Operating margin	13.5%			15.0%	10.0%			11.4%

	Earnings from continuing operations before income taxes	361.8	46.2	(a,b,d)	408.0	465.6	65.3	(a,b,c,d)	530.9
	Benefit (provision) for income taxes	(83.5)	(13.7)	(e)	(97.2)	(134.5)	22.2	(e,f)	(112.3)
	Tax rate	23.1%			23.8%	28.9%			21.2%
	Earnings from continuing operations attributable to Trane Technologies plc	$275.4	$32.5	(g)	$307.9	$325.4	$87.5	(g)	$412.9

	Diluted earnings per common share
	Continuing operations	$1.14	$0.13		$1.27	$1.34	$0.36		$1.70

	Weighted-average number of common shares outstanding:
	Diluted	242.3	—		242.3	242.3	—		242.3

	Detail of Adjustments:
(a)	Restructuring costs (COGS & SG&A)		$37.5				$63.1
(b)	Transformation costs (SG&A)		9.6				20.5
(c)	Legacy legal liability adjustment		—				(17.4)
(d)	Gain from deconsolidation of certain entities under Chapter 11		(0.9)				(0.9)
(e)	Tax impact of adjustments (a,b,c,d)		(13.7)				(18.1)
(f)	Separation-related tax costs		—				40.3
(g)	Impact of adjustments on earnings from continuing operations attributable to Trane Technologies plc		$32.5				$87.5

	Pre-tax impact of adjustments on cost of goods sold		8.3				18.6
	Pre-tax impact of adjustments on selling & administrative expenses		38.8				65.0
	Pre-tax impact of adjustments on operating income		$47.1				$83.6

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

		For the quarter ended June 30, 2021		For the quarter ended June 30, 2020
		As Reported	Margin	As Reported	Margin
Americas	Net revenues	$2,971.6		$2,456.4

	Segment operating income	$560.1	18.8%	$413.3	16.8%
	Restructuring	1.7	0.1%	5.8	0.3%
	Adjusted operating income *	561.8	18.9%	419.1	17.1%
	Depreciation and amortization	56.3	1.9%	56.0	2.3%
	Other income/(expense), net	2.9	0.1%	(4.6)	(0.2)%
	Adjusted EBITDA *	$621.0	20.9%	$470.5	19.2%

Europe, Middle East & Africa	Net revenues	$523.2		$373.2

	Segment operating income	$99.1	18.9%	$42.4	11.4%
	Restructuring	0.4	0.1%	5.9	1.5%
	Adjusted operating income	99.5	19.0%	48.3	12.9%
	Depreciation and amortization	8.6	1.6%	8.5	2.3%
	Other income/(expense), net	(0.8)	(0.1)%	2.5	0.7%
	Adjusted EBITDA	$107.3	20.5%	$59.3	15.9%

Asia Pacific	Net revenues	$334.9		$309.2

	Segment operating income	$57.8	17.3%	$52.9	17.1%
	Restructuring	(0.3)	(0.1)%	1.4	0.5%
	Adjusted operating income	57.5	17.2%	54.3	17.6%
	Depreciation and amortization	4.5	1.3%	4.3	1.4%
	Other income/(expense), net	1.0	0.3%	1.5	0.4%
	Adjusted EBITDA	$63.0	18.8%	$60.1	19.4%

Corporate	Unallocated corporate expense	$(66.0)		$(85.1)
	Restructuring/Other (a)	3.5		34.0
	Adjusted corporate expense	(62.5)		(51.1)
	Depreciation and amortization	5.4		5.4
	Other income/(expense), net (b)	(2.8)		(0.7)
	Adjusted EBITDA	$(59.9)		$(46.4)

Total Company	Net revenues	$3,829.7		$3,138.8

	Operating income	$651.0	17.0%	$423.5	13.5%
	Restructuring/Other (a)	5.3	0.1%	47.1	1.5%
	Adjusted operating income	656.3	17.1%	470.6	15.0%
	Depreciation and amortization	74.8	2.0%	74.2	2.4%
	Other income/(expense), net (b)	0.3	—%	(1.3)	(0.1)%
	Adjusted EBITDA	$731.4	19.1%	$543.5	17.3%
*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.
(a) Other within Corporate includes Transformation costs of $3.8M in 2021 and $9.6M in 2020
(b) Other income/(expense), net within 2020 Corporate excludes $0.9M of gain from deconsolidation of certain entities under chapter 11

Management measures operating performance based on net earnings excluding interest expense, income taxes, depreciation and amortization, restructuring, unallocated corporate expenses and discontinued operations (Segment Adjusted EBITDA). Segment Adjusted EBITDA is not defined under GAAP and may not be comparable to similarly-titled measures used by other companies and should not be considered a substitute for net earnings or other results reported in accordance with GAAP. The Company believes Segment Adjusted EBITDA provides the most relevant measure of profitability as well as earnings power and the ability to generate cash. This measure is a useful financial metric to assess the Company's operating performance from period to period by excluding certain items that it believes are not representative of its core business and the Company uses this measure for business planning purposes.
SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5
TRANE TECHNOLOGIES PLC
Reconciliation of GAAP to non-GAAP
(In millions)

UNAUDITED

	For the quarter
	ended June 30,
	2021	2020
Total Company
Adjusted EBITDA *	$731.4	$543.5
Less: items to reconcile adjusted EBITDA to net earnings attributable to Trane Technologies plc
Depreciation and amortization	(74.8)	(74.2)
Interest expense	(59.3)	(61.3)
Provision for income taxes	(122.8)	(83.5)
Restructuring	(1.5)	(37.5)
Transformation Costs	(3.8)	(9.6)
Gain from deconsolidation of certain entities under Chapter 11	—	0.9
Discontinued operations, net of tax	(0.2)	(36.2)
Net earnings from continuing operations attributable to noncontrolling interests	(4.3)	(2.9)
Net earnings from discontinued operations attributable to noncontrolling interests	—	(0.4)
Net earnings attributable to Trane Technologies plc	$464.7	$238.8

*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6
TRANE TECHNOLOGIES PLC
Condensed Consolidated Balance Sheets
(In millions)

UNAUDITED

	June 30,	December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$2,912.4	$3,289.9
Accounts and notes receivable, net	2,532.1	2,202.1
Inventories	1,386.3	1,189.2
Other current assets	294.3	224.4
Total current assets	7,125.1	6,905.6
Property, plant and equipment, net	1,324.9	1,349.5
Goodwill	5,334.1	5,342.8
Intangible assets, net	3,227.4	3,286.4
Other noncurrent assets	1,357.9	1,272.4
Total assets	$18,369.4	$18,156.7

LIABILITIES AND EQUITY
Accounts payable	$1,833.2	$1,520.2
Accrued expenses and other current liabilities	2,204.3	2,043.1
Short-term borrowings and current maturities of long-term debt	475.4	775.6
Total current liabilities	4,512.9	4,338.9
Long-term debt	4,489.8	4,496.5
Other noncurrent liabilities	2,894.0	2,894.2
Shareholders' Equity	6,472.7	6,427.1
Total liabilities and equity	$18,369.4	$18,156.7

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7
TRANE TECHNOLOGIES PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For the six months
	ended June 30,
	2021	2020
Operating Activities
Earnings from continuing operations	$706.1	$331.1
Depreciation and amortization	150.8	149.2
Changes in assets and liabilities and other non-cash items	(105.1)	(301.1)
Net cash provided by (used in) continuing operating activities	751.8	179.2
Net cash provided by (used in) discontinued operating activities	(1.2)	(301.6)
Net cash provided by (used in) operating activities	750.6	(122.4)

Investing Activities
Capital expenditures, net	(77.5)	(59.6)
Acquisition of businesses, net of cash acquired	(12.8)	(2.5)
Deconsolidation of certain entities under Chapter 11	—	(10.8)
Other investing activities, net	(71.8)	1.8
Net cash provided by (used in) continuing investing activities	(162.1)	(71.1)
Net cash provided by (used in) discontinued investing activities	—	(37.7)
Net cash provided by (used in) investing activities	(162.1)	(108.8)

Financing Activities
Payments of long-term debt	(307.5)	(307.5)
Dividends paid to ordinary shareholders	(281.6)	(253.3)
Repurchase of ordinary shares	(354.2)	—
Receipt of a special cash payment	—	1,900.0
Other financing activities, net	5.7	(4.6)
Net cash provided by (used in) financing activities of continuing operations	(937.6)	1,334.6

Effect of exchange rate changes on cash and cash equivalents	(28.4)	(15.2)
Net increase (decrease) in cash and cash equivalents	(377.5)	1,088.2
Cash and cash equivalents - beginning of period	3,289.9	1,278.6
Cash and cash equivalents - end of period	$2,912.4	$2,366.8

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8
TRANE TECHNOLOGIES PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

	June 30,	June 30,	December 31,
	2021	2020	2020
Net Receivables	$2,532	$2,316	$2,202
Days Sales Outstanding	60.3	67.3	63.2

Net Inventory	$1,386	$1,353	$1,189
Inventory Turns	7.4	6.4	7.5

Accounts Payable	$1,833	$1,368	$1,520
Days Payable Outstanding	65.4	57.8	62.2

-------------------------------------------------------------------------------------------------------------------------------------------------------

	Six months ended	Six months ended
	June 30, 2021	June 30, 2020
Cash flow provided by continuing operating activities	$751.8	$179.2
Capital expenditures	(77.5)	(59.6)
Cash payments for restructuring	15.7	51.3
Transformation costs paid	6.4	11.8
Free cash flow *	$696.4	$182.7

*Represents a non-GAAP measure, refer to pages 5-6 in the Earnings Release for definitions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION